UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

ADESA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Below is a message sent on behalf of David Gartzke, Chairman of the Board and Chief Executive Officer of ADESA, Inc. (the “Company”) to the Company’s employees:

On December 22, 2006, we informed you that ADESA had signed a definitive agreement to be acquired by a consortium of private equity firms, led by Kelso & Company.  Today, that group announced that, upon consummation of the transaction, the following four people would assume senior leadership positions in the new management team. They are:

•                  Brian Clingen would be named Chairman and Chief Executive Officer of the combined company. Brian is an investor and a board member of Insurance Auto Auctions, Inc. (IAAI) and brings significant operational and investment experience in the automotive services industry.

•                  Jim Hallett would be named President and Chief Executive Officer of the whole car auction operations. Many of you already know Jim, who was President of ADESA from August 1996 through May 2005. Most recently, he served as President of the Columbus Fair Auto Auction.

•                  Tom O’Brien would be named President and Chief Operating Officer** of the combined salvage auctions (ADESA Impact and IAAI). Tom is currently President and CEO of IAAI.

•                  John Nordin would be named Executive Vice President and Chief Information Officer of the combined company. John is currently Vice President and CIO of IAAI. He joined IAAI in late 2003 and has been involved in Information Technology for 25 years, holding the position of CIO for the last 12 years.

I have spoken with Brian and he wanted me to send all of you the following message:  “I am very excited for the opportunity to continue improving upon the great success the ADESA companies have already achieved.  With the help and continued hard work of the new and existing management team and employees, I believe that we can continue to build an even stronger and more successful organization.  I know I speak for Tom O’Brien and all of the IAAI employees when I describe their excitement about this potential new partnership and the opportunities it presents.”

I agree with Brian’s comments and am committed to a smooth and successful transition to this management team at the close of the transaction and to the continued success of the ADESA companies in the interim.  Again, the above management changes will not take effect until the sale is complete.

As other related information becomes available, I will let you know.

We know that this pending sale can be a distraction, but I encourage all of you to continue your best efforts to make ADESA the best it can be for our customers, our current and future owners and our co-workers.  I look forward to an exciting 2007 and I hope you will do the same.

**Due to a typographical error, Mr. O’Brien is incorrectly noted in Mr. Gartzke’s message as being named President and Chief Operating Officer of the combined salvage operations upon consummation of the transaction.  As correctly noted in the following press release, Mr. O’Brien will be named President and Chief Executive Officer of the combined salvage operations upon consummation of the transaction.

Below is a press release issued by KAR Holdings II, LLC on January 16, 2007 in which Mr. Gartzke was quoted:

Contact Information:
KAR HOLDINGS: Brian Clingen 630-570-7401	IAAI: Thomas C. O’Brien Chief Executive Officer 708-492-7001

At Ashton Partners: Chris Kettmann General Inquiries 312-553-6716

KAR HOLDINGS ANNOUNCES POST-CLOSING ADESA
SENIOR MANAGEMENT TEAM

New York, New York, January 16, 2007 – KAR Holdings II, LLC announced today that, effective as of the closing of its previously announced acquisition of ADESA, Inc., it plans to augment ADESA’s senior management team with the addition of Brian Clingen, Jim Hallett, Tom O’Brien and John Nordin.  ADESA is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing.  On December 22, 2006, ADESA announced that it had entered into a definitive merger agreement to be acquired by KAR Holdings II, LLC, a newly formed entity owned by a group of private equity funds consisting of Kelso & Company, GS Capital Partners, an affiliate of Goldman Sachs, ValueAct Capital and Parthenon Capital.  Insurance Auto Auctions, Inc. (“IAAI”), a leading provider of automotive salvage auction and claims processing services in the United States, will be combined with ADESA effective as of the closing.

Brian Clingen, an investor and board member of IAAI, would become Chairman and Chief Executive Officer of the combined company upon closing.  Mr. Clingen has significant operational and investment experience in the automotive services industry.  In addition, Mr. Clingen has served in senior executive and board of director capacities with previous Kelso & Company portfolio companies.

Jim Hallett, who previously served as President and Chief Executive Officer of ADESA Corporation from August 1996 until July 2003, would become President and Chief Executive Officer of the whole car auction operations.  Mr. Hallett left ADESA in May 2005 and most recently served as President of the Columbus Fair Auto Auction.

Tom O’Brien, President and Chief Executive Officer of IAAI, would become President and Chief Executive Officer of the combined salvage operations.  In May 2005, Kelso & Company, Parthenon Capital and certain members of IAAI’s senior management team completed a going private transaction.

John Nordin, Vice President and Chief Information Officer of IAAI, would become Executive Vice President and Chief Information Officer of the combined company.  Mr. Nordin joined IAAI in late 2003 and has been involved in Information Technology for 25 years, holding the position of CIO for the last 12 years.

“I am very excited for the opportunity to continue improving upon the great success the ADESA companies have already achieved,” said Clingen.  “With the help and continued hard work of the new and existing management team and employees, I believe we can continue to build an even stronger and more successful organization.  I know I speak for Tom and all of the IAAI employees when I describe their excitement about this new partnership and the opportunities it presents.”

ADESA, Inc. Chairman and CEO David Gartzke added, “We are totally committed to a smooth and successful transition at the close of the transaction and to the continued success of the ADESA companies in the interim.  Our current senior management team is ready and willing to continue to work with the new members of the team to ensure a strong organization full of opportunity for our employees going forward.”

About ADESA, Inc.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing.  The company’s operations span North America with 54 ADESA used vehicle auction sites, 42 Impact salvage vehicle auction sites and 85 AFC loan production offices.  For further information on ADESA, Inc., visit the company’s Web site at http://www.adesainc.com.

About Insurance Auto Auctions, Inc.

Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turn-key solutions to process and sell total-loss and recovered-theft vehicles.  The Company currently has 95 sites across the United States.  For more information, please visit www.iaai.com.

Forward-Looking Statements

The statements in this release should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in IAAI filings with the SEC, including the Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  The statements contained in this release that are not historical facts are forward-looking statements.  Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements, including, but not limited to:  the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers and other risks and uncertainties associated with the contemplated transactions.  In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “should,” “anticipates,” “predict,” “projects,” “targeting,” “potential,” “or “contingent,” the negative of these terms, or other similar expressions.  Actual results could differ materially from those discussed in or implied by forward-looking statements for various reasons, including those discussed in “Risk Factors” in IAAIs Form 10-K.  You should not place undue reliance on any forward-looking statements.  Except as expressly required by the federal securities laws, the parties undertake no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

***

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed acquisition of the Company by KAR Holdings II, LLC, a newly formed entity owned by a group of private equity funds consisting of Kelso & Company, GS Capital Partners, an affiliate of Goldman Sachs, ValueAct Capital and Parthenon Capital.  Investors and security holders of the Company are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about the Company and the proposed acquisition.  Investors and security holders of the Company may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov, or at the Company’s website at www.adesa.com.  In addition, investors and security holders of the Company may obtain free copies of the proxy statement (when it becomes available) by contacting the Company’s Investor Relations department at IRcontactus@adesa.com or 1-800-923-3725.

The Company and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in connection with the proposed acquisition.  A description of the interests in the Company of its directors and executive officers is set forth in the Company’s Form 10-K and in the Company’s proxy statement for its 2006 annual meeting of stockholders.  Additional information regarding persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed acquisition, and a description of their direct and indirect interests in the proposed acquisition, will be set forth in the Company’s proxy statement relating to the proposed acquisition (when it becomes available).

Forward Looking Statements

The materials set forth in this filing may contain forward-looking statements, including statements regarding the senior leadership positions in the new management team of the combined entity after consummation of the proposed acquisition and the benefits and opportunities presented by the proposed acquisition.  Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements, including, but not limited to: the anticipated timetable for completion of the proposed acquisition; the ability of the parties to obtain regulatory approvals of the proposed acquisition on the proposed terms and schedule; the risk that the businesses of the Company and Insurance Auto Auction, Inc. will not be integrated successfully; the risk that the cost savings and any other synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition which may make it more difficult for the Company to maintain relationships with customers, employees or suppliers; and other risks and uncertainties discussed in the section titled “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005 (“Form 10-K”).  You should not place undue reliance on any forward-looking statements.  Except as expressly required by the federal securities laws, the Company undertakes no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.